                       DISTRIBUTION AND PURCHASE AGREEMENT

         THIS DISTRIBUTION AND PURCHASE AGREEMENT (the "Agreement") is made and effective as of December 6, 2002 by and between BIOACCESS, INC., a Delaware corporation with its principal place of business at 4000 Hudson Street, Baltimore, MD 21224 (the "Company") and VALESC INC., a Delaware corporation with its principal offices at 2300 Coit Road, Suite 300B, Plano, TX 75075 (the "Distributor").

         In consideration of the mutual agreements and understandings set forth herein, the parties hereby agree as follows:

1.       PURPOSE

         The purpose of this Agreement is to facilitate the promotion, distribution and sale of the Company's products (the "Products"), which are specifically identified on the list attached hereto as Appendix A.

2.       APPOINTMENT OF DISTRIBUTOR

         The Company hereby appoints Distributor as its exclusive distributor within the geographic area described on Appendix B attached hereto (the "Territory"). At any time during the term of this Agreement and upon written notice to the Company, Distributor may designate one of its subsidiaries as the Distributor for all purposes under this Agreement and may assign and transfer all of its rights and obligations hereunder to such subsidiary.

3.       PRODUCTS

         The Company may from time to time in its sole discretion, upon 30 days' written notice to Distributor, add items to the list of Products specified on Appendix A and/or remove items from the list. When the Company develops a next generation product for one or more of the Products, the next generation product shall be added promptly to Appendix A and become a Product hereunder.

4.       RESPONSIBILITIES OF DISTRIBUTOR

         Distributor shall have the following responsibilities:

         A. Provide coverage of existing and potential customers within the Territory on a regular basis consistent with good business practice and use commercially reasonable efforts to promote and distribute the Products in the Territory.

         B. Employ sales personnel in connection with the promotion of the Products who are qualified and suitably trained with respect to the Products, to the reasonable satisfaction of Company; provided that, nothing in this provision shall require Distributor to employ additional or new sales representatives.

         C. Cooperate with and assist the Company in promotional campaigns; provided that the Company shall be responsible for the costs of such campaigns, except for the costs of Distributor's personnel.

         D. Distributor shall not promote, sell, or offer for sale within the Territory during the term of this Agreement, either directly or through its wholly owned subsidiaries, any goods or articles that, in the Company's reasonable judgment, compete with the Products. The Company represents that it has reviewed the products currently being sold by the Distributor and its subsidiaries as of the date of this Agreement and has determined that such products are noncompetitive.

         E. Upon request, submit periodic sales reports containing such information as the Company may reasonably require for the purpose of enabling the Company to be advised of sales progress in the Territory. This information shall be provided within 30 business days after the close of each quarterly accounting period. The Company has reviewed and approved the current reporting package generated by the Distributor, and finds it to be sufficient.

         F. Maintain lot tracing information and provide information to the Company upon request.

         G.       Maintain adequate and balanced levels of Product inventory.

5.       RESPONSIBILITIES OF THE COMPANY

         The Company shall have the following responsibilities:

         A. Maintain the quality level of the Products sold hereunder, so that the Distributor can assure its customers that it will deliver products of high quality.

         B. Advertise and promote the Products within the Territory and keep Distributor advised of these promotions.

         C. Communicate with Distributor with respect to possible availability of new products and price changes and policies. All notices of price changes must be in writing to the Distributor with a minimum of 90 days advance notice.

         D. Support Distributor with (i) training with respect to the Products, (ii) the provision of sales support materials and
                  (iii) field support by the Company's Sales Representatives. Such support will be provided by the Sales Representatives and other personnel from the Company promptly upon request by the Distributor. If the Distributor feels that this support is not satisfactory, Distributor will contact the Vice President of Sales, or equivalent officer if there is no Vice President of Sales, of the Company immediately. The Company shall provide, prior to Distributor's first sale of the Products, initial training concerning the Products for the sales representatives of Distributor at a location in the Territory selected by Distributor.

         E. Allow credit to Distributor on merchandise returned by customers of Distributor in accordance with the Company's Returned Goods Policy, as in effect from time to time; provided, that returns must be approved by the Company in advance and such approval will not be unreasonably withheld. There will be no restocking charge for Products (in unopened cartons) returned to the Company by the Distributor.

         F. Respect all matters of a confidential nature and agree not to divulge these matters to any other distributor.

         G. Except for Excluded Sales (as hereinafter defined), the Company shall not sell any Products directly to any customer in the Territory without the approval of the Distributor, which approval shall not unreasonably be withheld. The Company shall not request such approval from Distributor unless Distributor is unable or unwilling to sell the Products to the customer in question. With respect to any sale of Products by the Company in the Territory where approval has been obtained from Distributor and except for Excluded Sales, the Company will pay Distributor a commission of 20% of the gross sale price (excluding taxes and shipping costs) for such sale on the tenth day of the month following such sale. "Excluded Sales" shall mean sales of Products by the Company to any customer in the Territory where the Products will not be used within the Territory (e.g. national accounts with a billing address located within the Territory; JITs - just in time warehousers located within the Territory).

6.       TERMS OF AGREEMENT

         A. This Agreement shall remain in effect for one year from the date of delivery of the first products ordered by the Distributor, and will be automatically renewed for terms of one year unless terminated by either party upon 90 days advance written notice before the end of any term.

         B. The prices for the Products sold hereunder shall be established in the Company's Distributor Price List, the current form of which is attached hereto as Appendix D, and are subject to change from time to time at the Company's sole discretion upon 90 days' written notice, provided there is a commensurate increase in the list price to the customer. In the event of a price increase, the Company will rebate to the Distributor the original price for all pricing commitments to customers that were agreed to prior to the increase; provided that, in order to obtain such a rebate, the Distributor must provide the Company with written proof that such pricing commitments were obtained prior to the announced price increase. Sales shall be F.O.B. Company's facility. Orders calling for delivery prior to the effective date of a price change shall be subject to the previous price; provided, that (i) any delays in shipment are not caused by the Distributor being on "credit hold" status, and (ii) such orders shall not be substantially in excess of Distributor's usual ordering pattern. All payments are due within 30 days of the date of invoice.

         C. Prior to the shipment of any Product by the Distributor wherein the price charged to the customer would result in a gross margin earned by the Distributor of less than 25%, the Company must specifically approve the pricing to the customer and guarantee Distributor a minimum of 25% gross margin prior to the sale being accepted. In the unlikely event that the gross margin earned by Distributor on sales of the Company's Products should fall below 25%, it is mutually agreed, in consideration of the time and expenses that will be incurred by the Distributor in obtaining these sales, that the Company will award the Distributor a credit towards future Product purchases by Distributor in an amount equal to the amount needed for Distributor to receive the agreed-upon minimum 25% gross margin for the sale(s) in which its gross margin was less than 25%. For purposes of this computation, "gross margin" is defined as the net selling price to the customer (invoice price), less the cost of the Products purchased based on the Company's distributor price list, divided by the net selling price and multiplied by 100.

         D. All sales hereunder shall be subject to the Company's standard terms and conditions of sale (including provisions thereof with respect to disclaimer or warranties) except for such terms and conditions of sale that conflict with any provision hereof.

         E. All sales are to be made by Distributor only to customers located in the Territory.

         F. The Company will charge Distributor interest on all past due invoices for Product orders at an interest rate equal to the lesser of (i) 1.5% per month (18.00% APR) or (ii) the maximum legal interest rate then established by the laws of the State of Maryland. The Distributor shall be liable for all costs and reasonable attorney fees incurred by the Company in order to collect on any past due account.

7.       LIMITATION OF DISTRIBUTOR'S AUTHORITY

         A. Distributor shall be an independent contractor of the Company. Under no circumstances shall Distributor or its representatives, agents or employees be deemed the agent of the Company for any purpose, nor shall Distributor enter into any contract or make any representation or commitment in the name of or on behalf of the Company, except as provided for in this Agreement.

         B. Distributor shall under no circumstances make any warranties or representations with respect to the Company's products beyond those warranties and representations expressly issued or approved by the Company in writing, or which are included in the Company's promotional or informational materials.

8.       PRODUCT DEFECTS AND REPAIRS

         Distributor shall promptly inform the Company of any information it may obtain that relates to any claimed or actual defect or deficiency in any Product. In no event shall Distributor attempt to repair or correct a defect or deficiency in any Product, or advise any other person to so act, without the express authorization of the Company. In all cases involving such defects or deficiencies, Distributor shall proceed as instructed by the Company. However, Distributor must comply with all applicable laws and regulations including, but not limited to, the regulations of the FDA as they apply to Medical Devices.

9.       SAMPLES

         The Company shall provide the Distributor with a reasonable amount of Products (relative to anticipated sales by the Distributor) to be used as samples and literature at no charge to the Distributor.

10.      CONFIDENTIALITY

         Distributor recognizes the importance of confidentiality with respect to the matters covered by this Agreement or relating to the Products, and agrees to keep confidential such matters and such information and knowledge as the Company may from time to time provide regarding the Company's business affairs, products, trade secrets, customers, manufacturing, marketing, or the like. Distributor agrees not to disclose at any time, before or after the termination or expiration of this Agreement, any part of such matters, information or knowledge, including without limitation, the names and other material information pertaining to customers of the Company, whether or not such customers were developed by Distributor, except as such disclosure is authorized by the Company, or as necessary in the course of the Distributor's duties under this Agreement. This provision shall not apply to confidential information (i) that becomes public through no act or fault of Distributor or its subsidiaries, (ii) that is independently developed by Distributor or its subsidiaries by persons who have not had access to the confidential information, (iii) that is received by Distributor or its subsidiaries from a third party not known to be under restriction on disclosure or use, (iv) that is in the lawful possession of Distributor of its subsidiaries without any limitations on disclosure prior to its disclosure by the Company, or (v) that is required by law or by judicial or regulatory process to be disclosed. The Company understands that the Distributor will be required to publicly file this Agreement with the Securities and Exchange Commission in connection with its status as a reporting company under the Securities Exchange Act of 1934, as amended.

11.      TERMINATION OF DISTRIBUTORSHIP

         A. Either party may terminate this Agreement without cause upon written notice delivered at least three months prior to the effective date. If Distributor terminates this Agreement without cause and provides the required notice to Company, Company may accelerate the effective date of termination to a date not less than 30 days after the notice of termination is delivered.

         B. No later than three months after the Distributor first orders Products from the Company, the Company shall identify the minimum volume of Product sales in the Territory that the Distributor shall be required to order in each quarter for the duration of the initial term hereof, in the form attached hereto as Appendix C. After such time, if the Distributor fails to obtain orders for delivery within the Territory of at least the volume of Products in units indicated on Appendix C, the Company may notify the Distributor in writing that this Agreement may be terminated. The Distributor will have 60 days to correct the deficient performance. If terminated for deficient performance, the Distributor can purchase Products on a non-exclusive basis for 120 days following the date of termination at the same pricing and discounts as provided in Appendix A, as modified from time to time. The minimum sales volume of Products in units per quarter as stated on Appendix C may be amended by written agreement of the Company and the Distributor prior to the expiration of the initial term and any succeeding one-year term hereof.

         C. Not less than 30 days before the expiration of the initial term and any succeeding one-year term hereof, the Company may notify Distributor of revised sales targets, which will have been mutually agreed upon, to be included as Appendix C for the renewal term of this Agreement. In the unlikely event that a new quota amount cannot be mutually agreed upon, then the quota will become 105% of the prior period's quota. During the first six months of this Agreement, the Distributor will be required only to use its best efforts to meet the targeted quota.

         D. Except as provided in Paragraph B of this section, in the event of a material default by either the Company or the Distributor in the performance of its duties, obligations, or undertakings under this Agreement, the other party shall have the right to give written notice to the defaulting party advising such party of the specific default involved and if, within 60 days after such notice, the defaulting party has not remedied such default, the other party shall have the right, in addition to any other rights and remedies they may have, to terminate this Agreement immediately upon given written notice to the defaulting party.

         E. The Company or the Distributor may immediately terminate this Agreement at any time by giving written notice of such termination in the event the other party becomes insolvent, institutes or permits to be instituted against it any proceedings seeking receivership, trusteeship, bankruptcy, reorganization, arrangement, readjustment of debt, assignment for the benefit of creditors, or other similar proceedings under any applicable law.

         F. If the Company terminates the Distributor without cause or elects not to renew this Agreement even though the Distributor has met its performance objectives as specified on Appendix C, the Company shall pay Distributor an amount equal to 12 times the Termination Amount. The "Termination Amount" shall be equal to the monthly average of the Distributor's net sales to customers for the three months immediately preceding the effective date of such termination, less the cost of goods sold (including shipping charges for shipment of the Products from the Company to the Distributor and from the Distributor to the customer). The payment due the Distributor shall be paid in four equal quarterly installments commencing on the first day of the first month following the effective date of termination.

         G. Rights upon Termination. Upon termination of this Agreement for any reason, the Company and the Distributor shall be bound by the following provisions:

                  1. No Effect on Rights to Payment or Receipt of Product. Termination of this Agreement shall not affect the right of the Company to receive payment for the Products accepted by Distributor before or after such termination nor shall termination affect the right of Distributor to receive the Products ordered before termination.

                  2. No Release from Obligations. Any termination of this Agreement shall not release any party from obligations that shall have accrued under this Agreement prior to termination. No termination shall release any party from liability to the other arising out of or in connection with a party's breach of, or failure to perform any covenant, agreement, duty or obligation contained herein.

                  3. No Right to Damages or Indemnification Resulting from Termination. In the event of proper termination of this Agreement, neither Distributor nor Company shall have any right to damages or indemnification of any nature arising from such termination, whether for the loss of future profits or on account of expenditures, investment, leases or commitments made in connection with business or goodwill, except as specifically provided for herein.

                  4. Right to Sell Remaining Inventory. Except as specifically provided elsewhere hereunder, Distributor shall have the right, for a period not to exceed 180 days from the date of termination, to sell any Products remaining in inventory to the extent the same are not repurchased by the Company pursuant to Paragraph 5 below.

                  5. Repurchase of Remaining Inventory. In the event the Company terminates this Agreement for any reason other than a material breach by the Distributor, the Company shall repurchase from Distributor all of the Products in Distributor's inventory, F.O.B. the Company, and shall repay to Distributor the actual price paid for such returned Products; provided, however, that during any phase-out period, Distributor shall use its best efforts to minimize any excess inventory that would otherwise accumulate.

                  6. No Agency Created. Except to the extent of selling its remaining inventory as permitted by the foregoing paragraphs, Distributor shall not thereafter represent or hold itself out as being an authorized Distributor for the Company.

         H. Any acceptance by the Company of orders for Products after notice of termination is given hereunder shall be separate transactions and shall not operate as a renewal or revival of this Agreement or as a waiver of any provision hereof.

12.      INDEMNIFICATION

         The Company will indemnify, defend, and hold harmless Distributor and its officers, directors, employees and agents (collectively, the "Indemnified Parties") from and against any and all claims that may be asserted against the Indemnified Parties arising out of or relating to the use or sale of the Products and which claims do not result in whole or in part from the Indemnified Parties' willful misconduct; provided, that Distributor shall give the Company prompt notice of such claims and the Company shall have the right to conduct the defense of such claims and to settle such claims at its discretion.

         Throughout the term of this Agreement, the Company agrees to maintain products liability insurance coverage insuring the Products sold hereunder with a minimum limit of $2,000,000 and a deductible per incident of no more than $_____. In addition, the Company agrees to list the Distributor and the Indemnified Parties as additional insureds on such policy and provide Distributor with a certificate evidencing such coverage.

13.      TRADEMARKS AND TRADE NAMES

         A. Distributor recognizes the validity of the Company trademarks and trade name, acknowledges that the same are the property of the Company, and agrees not to infringe upon, harm or contest the rights of the Company in its trademarks and trade names.

         B. Distributor shall not use any of the Companies' trademarks or trade names, unless in conformity with this Agreement or otherwise approved in writing by the Company.

         C. Distributor agrees that upon termination of this Agreement for any reason, it will destroy or return as directed by the Company, any advertising, stationery, or other materials bearing any of the Company's trade names or trademarks.

         D. The Company agrees to defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims that may be asserted against the Indemnified Parties arising out of or relating to any trademark, trade name, proprietary interest or patent related to the Products, provided the Distributor promptly notifies the Company if any claim is made and furnishes such information and assistance, at the Company's expense, as the Company may require to defend against such claim. The Company will bear all costs and expenses incurred in connection with the defense of any such claims or as a result of any settlement made or judgment rendered on the basis of such claims.

14.      TRANSFER AND ASSIGNMENT

         Except as set forth in Section 2 hereof, neither Distributor nor the Company may sell, assign, or otherwise transfer this Agreement or any of its rights or obligations hereunder to any non-party without the express written consent of the non-transferring parties.

15.      BINDING AGREEMENT

         This Agreement shall be binding on the parties and their permitted assigns, representatives and successors.

16.      CHANGES AND ALTERATIONS

         No modification or addition of or to this Agreement shall be effective unless in writing and properly executed by the parties.

17.      OBSERVANCE OF LAWS

         The Company and Distributor each agree to comply with all laws, statutes, regulations, and ordinances relating to this Agreement and duly enacted by public authorities that are applicable in the Territory.

18.      NOTICES

         All notices required hereunder from any of the parties shall be in writing and shall be considered to have been duly given or served if delivered personally or sent by certified or registered mail, return receipt requested, postage prepaid, to the other parties at their address given above or such other address of which notice has been given. Notices shall be deemed effective on the date of delivery, if delivered personally, or three business days after mailing, if mailed.

19.      WAIVER OF BREACH

         One or more waivers of any breach of any covenant, term, or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or condition.

20.      GOVERNING LAW

         This Agreement shall be interpreted in accordance with and governed by the laws of the State of Maryland.

21.      CONTRACT TERMS EXCLUSIVE

         This Agreement constitutes the entire Agreement among the parties with respect to the subject matter hereof. The parties acknowledge and agree that they have not made any representations with respect to the subject matter of this Agreement or any representations inducing the execution and delivery hereof except as specifically set forth in this Agreement. The parties acknowledge that they have relied on their own judgment in entering into this Agreement, or have obtained advice of counsel to the extent deemed necessary.

22.      SEVERABILITY

         Any provision hereof held to contravene the law of any jurisdiction held applicable hereto shall be deemed deleted herefrom, and all other provisions hereof shall remain in full force and effect.

23.      FORCE MAJEURE

         The obligations of any party to perform under this Agreement shall be excused if such failure to perform or any delay is caused by matters such as acts of God, strikes, civil commotion, riots, war, revolution, acts of governments, world shortage of qualified materials, shortage of fuel, or other causes whether similar or dissimilar to those enumerated which are reasonably beyond the control of the party obligated to perform. Upon the occurrence of such an event, the duties and obligations of the parties shall be suspended for the duration of the event preventing property performance under this Agreement; provided, however, that if such suspension shall continue in excess of 60 days, the parties shall meet and attempt to arrive at a mutually acceptable compromise within the spirit and intent of this Agreement. If no such compromise is agreed to by the parties, either party may terminate this Agreement by providing 10 days prior written notice to the other party.

24.      EXECUTION

         This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

25.      ARBITRATION

         Any dispute arising under or in connection with the interpretation, application, implementation or enforcement of this Agreement or the transactions contemplated herein shall be subject to arbitration before the American Arbitration Association in Maryland. Such tribunal shall have the right to award reasonable legal fees and disbursements incurred to the prevailing party. The tribunal will be requested to determine who is the prevailing party. If the tribunal does not make such a determination, then each party will be responsible for its own legal fees and disbursements. Any arbitration award rendered between the parties hereto shall be binding, unless modified or vacated by a court of competent jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                     BIOACCESS, INC.


                                                     By: ______________________
                                                     Name:
                                                     Title:

                                                     VALESC INC.


                                                     By: ______________________
                                                     Name:
                                                     Title:

                                   APPENDIX A


         1.       Bone Biopsy Drive

         2.       Bone Marrow Harvest Device

         3.       Bone Marrow Collection System

         4.       Percutaneous Pinning Procedure Kit

         5.       Small Bone Drill and Accessories

         6.       O.R. Drill and Accessories

         7.       Hand Piece and Accessories

                                   APPENDIX B

Distributor's Territory

                         1.  North Texas (defined as all areas north of Austin)
                         2.  Oregon

                                   APPENDIX C

             MINIMUM SALES REQUIREMENT FOR EACH PRODUCT (BY QUARTER)

------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- -----------

Product                   Q1 02      Q2 02       Q3 02       Q4 02      Q1 03       Q2 03       Q3 03       Q4 04
------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- -----------

Bone Biopsy Drive
------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- -----------

Bone Marrow Harvest
Device
------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- -----------

Bone Marrow Collection
System
------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- -----------

Percutaneous Pinning
Procedure Kit
------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- -----------

Small Bone Drill and
Accessories
------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- -----------

Hand Piece and
Accessories
------------------------- ---------- ----------- ----------- ---------- ----------- ----------- ----------- -----------

                                   APPENDIX D